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                                                                    EXHIBIT 4.2

                   [ DEFINITIVE FORM OF WARRANT CERTIFICATE ]

CERTIFICATE NO. ____________                     NUMBER OF WARRANTS:___________


                       WARRANT CERTIFICATE FOR PURCHASE OF
                COMMON STOCK OF FLORIDA BUSINESS BANCGROUP, INC.
             (See Reverse side for Summary of Terms of Warrant Plan)

         THIS CERTIFIES THAT, for value received, _________________________, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner to purchase, subject to the terms and conditions hereof and of the Warrant Plan referred to herein, at any time after the date hereof and prior to the Expiration Date (as herein defined), one share of Common Stock, par value $0.01 per share ("Shares"), of Florida Business BancGroup, Inc., a Florida corporation ("Company") at $10.00 per share ("Exercise Price"), payable in cash, or by cashiers check or other official bank check, payable to the Company. Warrants may be exercised by delivery and surrender of this Warrant Certificate, along with the form of Election to Exercise on the reverse hereof duly completed and executed together with payment of the Exercise Price at the office of the Company or its duly appointed agent.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject to all of the terms, provisions and conditions of that certain Warrant Plan dated as of _____________, 1998 (hereinafter called the "Warrant Plan"), adopted by the Company, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Plan and the summary of its terms set forth on the reverse side of this Warrant Certificate are hereby incorporated into this Warrant Certificate by reference and made a part hereof. The Warrant Plan sets forth the terms and conditions under which the exercise price for a Warrant, the number of shares to be received upon exercise of a Warrant, or both, may be adjusted. Reference is hereby made to the Warrant Plan for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates or Warrants. In the event of any conflict between the provisions of this Warrant Certificate and the Warrant Plan, the provisions of the Warrant Plan shall control.

         Copies of the Warrant Plan are available for inspection at the Company's Office, or may be obtained upon written request addressed to the Secretary, Florida Business BancGroup, Inc., 500 North Westshore Boulevard, Suite 1000, Tampa, Florida 33609. The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants or Shares, but shall make adjustments therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Plan.

         The Warrants evidenced by this Warrant Certificate shall expire at 5:00 p.m. Eastern Standard time on _______________ or sooner if called by The Board of Directors pursuant to the Warrant Plan. The day and time of expiration is referred to herein as the "Expiration Date".


         IN WITNESS WHEREOF, FLORIDA BUSINESS BANCGROUP, INC. has caused this certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:                                 SEAL



-------------------------------              ----------------------------------
                     President                              Secretary/Treasurer


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                        FLORIDA BUSINESS BANCGROUP, INC.
                        Summary of Terms of Warrant Plan

         The Warrant Plan provides that, upon the occurrence of certain events, the initial exercise price set forth on the face of this Warrant Certificate may, subject to specified conditions, be adjusted (such exercise price, as initially established or as adjusted from time to time, is referred to herein as the "Exercise Price"). If the Exercise Price is adjusted, the Warrant Plan provides that the number of shares which can be purchased upon the exercise of each Warrant represented by this Warrant Certificate and the type of securities or other property subject to purchase upon the exercise of each Warrant represented by this Warrant Certificate are subject to modification or adjustment.

         The Warrants evidenced by this Warrant Certificate shall be exercisable until 5:00 p.m. Local Time on ____________ or sooner if called in accordance with the Warrant Plan.

         In the event that upon any exercise the number of Warrants exercised shall be fewer than the total number of Warrants represented hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the Warrants not so exercised.

         No payment or adjustment will be made for any cash dividends, whether paid or declared, on any shares issuable upon exercise of a Warrant. The Company shall not be required to issue fractions of shares or any certificates which evidence fractional shares. In lieu of a fractional share, if any, there shall be paid to the registered holder of a Warrant with regard to which the fractional share would be issuable, an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Plan) of a share.

         The Company may deem and treat the registered holder of this Warrant Certificate as the absolute owner hereof and of the Warrants represented by this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purposes of any exercise of such Warrants and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Prior to the exercise of the Warrants represented hereby, the registered holder of this Warrant Certificate, shall not be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, and nothing contained in the Warrant Plan or herein shall be construed to confer upon the holder of this Warrant Certificate, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions, affecting stockholders or to receive dividends or subscription rights or otherwise.

         Upon surrender of this Warrant Certificate with the form of Assignment below duly completed and executed, and subject to the transfer restrictions contained in the Warrant Plan, a new Warrant Certificate or Certificates representing the Warrants represented by this Warrant Certificate will be issued to the transferee; provided, however, that if the registered holder of this Warrant Certificate elects to transfer fewer than all Warrants represented by this Warrant Certificate, a new Warrant Certificate for the Warrants not so transferred will be issued to such registered holder. This Warrant Certificate, together with other Warrant Certificates, may be exchanged by the registered holder for another Warrant Certificate or Certificates of different denominations, of the tenor and representing in the aggregate Warrants equal in number to the same full number of Warrants represented by this Warrant Certificate and any other Warrant Certificate so exchanged.

                              ELECTION TO EXERCISE

         The undersigned hereby irrevocably elects to exercise ____________ Warrants evidenced by this Warrant Certificate, to purchase __________ full shares of the Common Stock of the Company ("Shares") and herewith tenders payment for such Shares in the amount of $_________ in accordance with the terms hereof. The undersigned hereby acknowledges receipt of a Prospectus, including amendments and supplements thereto relating to the Offering of the Common Stock to be acquired in connection with this transaction. The undersigned requests that a certificate representing such shares be registered in the name of ________________________________________ and that the Certificate be delivered as follows:


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
                  --------------------------------------------------------------------------------
                                                Name (Please Print)

Whose address is
                  --------------------------------------------------------------------------------
                                               Address (Please Print)

                  --------------------------------------------------------------------------------
                                   Delivery Address (if different) (Please Print)
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If said Shares are fewer than all the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the right to purchase the balance of the Shares be registered in the name of the Holder, whose address is listed below.

                  --------------------------------------------------------------------------------
                              Name of Registered Holder of Warrant (Please Print)


                  --------------------------------------------------------------------------------
                                             Address (Please Print)


                  --------------------------------------------------------------------------------
                               Delivery Address (if different) (Please Print)

------------------------------------------       --------------------------------------------------
         Dated                                                        Signature
                                                 NOTE: The above signature must correspond with the
------------------------------------------       name as written upon the face of this Warrant
(Social Security or Other Taxpayer               Certificate in every particular, without alteration
Identification Number of Holder)                 or enlargement or any change whatsoever. If the
                                                 holder hereof is hereby electing to exercise fewer
                                                 than all Warrants represented by this Warrant
                                                 Certificate and is requesting that a new Warrant
                                                 Certificate evidencing the Warrants not exercised be
                                                 registered in a name other than that in which this
Signature Guaranteed:                            Warrant Certificate is registered, the signature
                                                 of the holder of this Warrant Certificate must be
                                                 guaranteed.
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                                   ASSIGNMENT


 For value received, the Holder hereof hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                                Name of Assignee

this Warrant Certificate, and all right, title and interest therein and to the Shares represented thereby, and does irrevocably constitute and appoint
__________________________________________________________________ attorney, to transfer said Warrant represented by Warrant Certificate number __________ on the books of the Company, with full power of substitution in the premises.

------------------------------------------       -------------------------------------------------
    Dated                                                               Signature
                                                 NOTE: The above signature must correspond with the
                                                 name as written upon the face of this Warrant
                                                 Certificate in every particular, without alteration
------------------------------------------       or enlargement or any change whatsoever.
 (Social Security or Other Taxpayer
Identification Number of Holder)

Signature Guaranteed:



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